                                                                    Exhibit 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated March 14, 1997, relating to the financial statements of Mrs. Butterworth's Business, a component of CONOPCO, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
July 20, 1998